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                                                                       Exhibit 1


                        MID AMERICAN ALLIANCE CORPORATION
                        1,333,334 SHARES OF COMMON STOCK
                                 $7.50 PER SHARE
                   GREYSTONE SECURITIES INC. DEALER AGREEMENT

                                              Effective Date: September 10, 2000


Dear Sirs:


Mid American Alliance Corporation is offering a maximum of 1,333,334 Shares of its Common Stock at $7.50 per share (the "Offering") as described in the enclosed prospectus (the "Prospectus"), as amended and supplemented from time to time. Mid American Alliance Corporation is hereby confirming that Greystone Securities Inc, ("Greystone") is authorized to solicit subscriptions for the Shares of Common Stock (the "Shares") on a best efforts basis.

The Offering is subject to the terms and conditions set forth below and in the
Prospectus:

1.   NON-EXCLUSIVE RIGHT TO OFFER AND SELL

     Mid American Alliance Corporation hereby grants to Greystone the non-exclusive right to offer and sell the Shares as set forth in the Prospectus relating to such Shares.

2.   COMPLIANCE WITH LAWS

     A Prospectus with respect to the Shares will be registered the Securities and Exchange Commission and various state securities divisions. Greystone agrees to comply with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Securities and Exchange Act of 1934 (the "1934 Act"), any applicable rules and regulations issued under said Acts and applicable state laws. No person is authorized to give any information or to make any representation other than those contained in the Prospectus and marketing material approved by the National Association of Securities Dealers (the "NASD") in connection with the sale of the Shares.

3.   GREYSTONE REPRESENTATIONS

     Greystone hereby represents, warrants, covenants and confirms as follows:

          a. Greystone is a broker/dealer registered with the Missouri, Illinois, and Arkansas Division of Securities and is a member in good standing with the NASD.

          b. Greystone will offer and sell the Shares only to those persons who qualify under the suitability standards discussed in the Prospectus and set forth in the Subscription Agreement.

          c. Greystone will keep such records with respect to offerees and purchasers including the amount purchased as required by regulatory authorities.

          d. If, in the opinion of counsel for the Mid American Alliance Corporation, it is necessary to supplement or amend the Prospectus, the Prospectus, as supplemented or amended shall be delivered by Greystone to all persons who have previously received a copy of the Prospectus not containing the supplement. Any delivery of the Prospectus to an offeree subsequent to the preparation of such supplement shall contain such supplement.

          e. Greystone as a member of the NASD shall abide by all applicable NASD rules and regulations, and any interpretations thereof, including without limitation, the NASD

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               interpretation with respect to Free-Riding and Withholding and
               Sections 8,24,25,34 (suitability standards only) and 36 of
               Article 3 of the NASD Rules of Fair Practice. Greystone also agrees to comply with the requirements of all applicable Federal and state securities laws and all rules and regulations thereunder, and interpretations thereof, promulgated by any regulatory agency having jurisdiction.

          f. Greystone and its registered principals are not presently the subject of any action by any securities regulatory authority and agree to promptly notify Mid American Alliance in the event of any such action.

4.   REGISTRATION

     The Shares will be registered with the Securities Exchange Commission and the state securities divisions of Missouri, Arkansas, and Illinois. Greystone agrees to offer and sell the Shares only in accordance with information and in states provided by Mid American Alliance Corporation.

5.   DELIVERY OF PROSPECTUS

     Greystone will solicit subscriptions for the Stock only in accordance with the then current Prospectus, shall deliver a current Prospectus to each prospective investor, shall utilize as solicitation material only the Prospectus and such supplemental sales literature as shall be identified as such and furnished or authorized by Mid American Alliance Corporation and approved by the NASD and shall make no representations other than those contained in such Prospectus and supplemental material.

6.   GREYSTONE RESPONSIBILITIES

     Greystone shall have full responsibility for adequate training of all Greystone's salespeople and other employees as are necessary in all features of the Shares offered, with special emphasis on the responsibilities of such salespeople to make full disclosure to prospective investors and the necessity of the delivery of the Prospectus to each investor. Greystone will accept subscriptions only from persons whose investment objectives, to the best of Greystone's knowledge and belief after investigation, are consistent with those of the Shares offered. Greystone is exclusively responsible for determining the suitability of persons to whom the Shares are offered. Greystone also is exclusively responsible for determining the suitability of the Shares for prospective investors and maintaining applicable books and records in accordance with the standards set forth in the Prospectus and the regulations of the NASD, federal and state securities regulators.

7.   PROCEDURES FOR SUBSCRIPTIONS AND PAYMENT

     a. All subscriptions for Shares must be submitted during the Offering (as described in the Prospectus). Greystone shall promptly, upon receipt of any and all checks, drafts, and money orders received form prospective purchasers of the Shares, transmit, in accordance with Rule 15c2-4 of the 1934 Act, all funds to Mid American Alliance Corporation, together with a completed and executed Subscription Agreement and Acknowledgment/Suitability form and other documentation as Mid American Alliance Corporation may reasonably require.

     b. Mid American Alliance Corporation reserves the right to reject any subscription, in whole or in part, for any reason whatsoever, and in such case, to return, in full, any payment made in connection therewith.

8.   COMMISSIONS AND OPTIONS

     a. Mid American Alliance Corporation will pay Greystone a commission of 5% on each sale made by Greystone. No payment of commission will be made by Mid American Alliance Corporation with respect to any subscriptions (or portions thereof) which are rejected. All payments of sales commissions owed hereunder will be paid by Mid American Alliance Corporation not less frequently than every two weeks during the offering period with respect to subscribers which are


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          accepted. Notwithstanding the foregoing, no commissions will be paid until the minimum amount of proceeds from the subscriptions for Shares has been sold.

     b. Mid American Alliance Corporation will grant Greystone an option to purchase 133,334 Shares of Common Stock in Mid American Alliance Corporation. Such option shall have an exercise price of $7.50. The option shall be for a period of five years from the completion of the Offering. The option is not exercisable until one year from the completion of the Offering. The Option may be exercisable in 1,000 share units. The option may not be transferred, except to officers and employees of Greystone, who are also shareholders of Greystone or by will, pursuant to the laws of descent and distribution, or by operation of law. Such option will provide for a reduction in the exercise price if additional shares are issued by Mid American Alliance Corporation pursuant to a stock dividend or stock split or a merger, consolidation, reclassification, reorganization, recapitalization, or sale of assets.

     c. Greystone shall not assume any responsibility regarding the management or operations of any of the business affairs of Mid American Alliance Corporation. Subject to the Indemnification Section hereof, Mid American Alliance Corporation shall indemnify and hold Greystone harmless from and against any losses, damages, liabilities or costs arising from any claim, suit or action by any Share holder based on any liability for Greystone's involvement in the management of Mid American Alliance Corporation.

     d. Mid American Alliance Corporation agrees to cover the cost of advertising the Offering. Such advertising shall be in a manner approved by the NASD. Mid American Alliance Corporation will provide an advertising budget of up to $200,000.

9.   SECURITIES DEALER AUTHORITY AND LIABILITY

     Mid American Alliance Corporation shall not be under any liability to Greystone with respect to any matter, except as may be incurred under the 1933 Act and rules and regulations thereunder, and the applicable state securities laws and regulations thereunder, except for a lack of good faith and obligations assumed by Mid American Alliance Corporation in this Agreement, and no obligation on its part shall be implied or inferred herefrom.

10.  TERMINATION OF AGREEMENT

     This agreement may be terminated by either party at any time by written or telegraphic notice to the other, but this Agreement shall not be valid for more than two years or beyond the completion of the Offering, whichever is earlier, unless extended by Mid American Alliance Corporation to complete the Offering of the Shares. Such termination shall not affect Greystone's obligation to comply with this Agreement on subscriptions confirmed by the Company by the time of such termination. If however, the Offering is terminated, Greystone shall only be reimbursed for its out of pocket expenses, and not for any commissions or options otherwise payable to Greystone but for the termination of the Offering.

11.  RELATIONSHIP OF PARTIES

     Nothing in this Agreement shall be construed to constitute Greystone a partner, employee, or agent of Mid American Alliance Corporation, and neither Greystone nor the Company shall be liable for any obligation, act or omission of the other to third parties.

12.  INDEMNIFICATION

     a. Subject to the conditions set forth below, Mid American Alliance Corporation agrees to indemnify Greystone and hold Greystone harmless and each person, if any, who controls Greystone within the meaning of
          Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or

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     threatened, or any claim whatsoever) arising out of or based upon (I) any untrue statement alleged untrue statement of a material fact contained (1) in the Prospectus, or (2) in any application or other documents (in this Section called an "application") executed by Mid American Alliance Corporation or filed in any jurisdiction in order to qualify the Shares under the securities laws thereof; or (ii) the omission or alleged omission therefrom of any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the failure of Mid American Alliance Corporation or its agents (other than Greystone) to comply with any applicable provisions of the 1933 Act, 1934 Act, the Securities Acts of any state, or any rules or regulations promulgated with respect to any of said Acts; or (iv) any unauthorized verbal or written representations in connection with the offering and sale of the Shares made by Mid American Alliance Corporation or its agents (other than Greystone, Greystone's employees or affiliates), employees or affiliates; or (v) any breach of the representations, warranties, covenants and/or agreements of Mid American Alliance Corporation contained in this Agreement; or (vi) any actions, direct or indirect, in connection with the offer and sale of the Shares by Mid American Alliance Corporation or other persons which may offer or sell the Shares, or the agents (other than Greystone, Greystone's employees or affiliates), employees or affiliates of such persons in violation of Section 3(b) of the 1933 Act, the 1934 Act or any other applicable state securities laws and regulations.

b. If any action is brought against Greystone or a controlling person in respect of which indemnity may be sought against Mid American Alliance Corporation or on behalf of Mid American Alliance Corporation pursuant to the foregoing 12a. Greystone shall promptly notify the party or parties against whom indemnification is sought in writing of the institution of such actions, and Mid American Alliance Corporation shall assume the defense of such action, including the employment of counsel to be chosen by Mid American Alliance Corporation and be reasonably satisfactory to Greystone or such controlling person, and payment of expenses. Greystone or such controlling person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at Greystone's expense or the expense of such controlling person. Anything in this section 12b. to the contrary notwithstanding, Mid American Alliance Corporation shall not be liable for any settlement of, or expenses incurred with respect to, any such claim or action effected without the written consent, which consent shall not be unreasonably withheld. Mid American Alliance Corporation agrees to promptly notify Greystone's Agent of the commencement of any litigation or proceedings against Mid American Alliance Corporation or any of its officers, directors, partners, or agents (other than Greystone) in connection with the Offering and sale of the Shares or in connection with the Prospectus.

d. Greystone agrees to indemnify and hold Mid American Alliance Corporation harmless to the same extent as the foregoing indemnity from Mid American Alliance Corporation to Greystone, but only with respect to statements or omissions, if any, made in the Prospectus or any application in reliance upon and in conformity with, written information furnished to Mid American Alliance Corporation by Greystone or any sales agent or on their behalf expressly for use in such Prospectus or in any said applications. Greystone further agrees to indemnify and hold Mid American Alliance Corporation and any of its officers and directors and agents (other than Greystone) harmless against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon (i) all unauthorized verbal or written representations in connection with the offering and sale of the Shares made by Greystone or any of Greystone's sales agents, or any agents, employees or affiliates of Greystone, or (ii) any actions, direct or indirect, in connection with the offer and sale of the Shares by Greystone , any of Greystone's sales agents, employees or affiliates in violation applicable securities laws and regulations. In case any action shall be brought against Mid American Alliance Corporation and its officers and directors based on the Prospectus or any such application, and in respect of which indemnity may be sought against Greystone or Greystone's agent, Greystone shall have the rights and duties given to Mid American Alliance Corporation and its officers and directors and each other person so indemnified shall have the rights and duties given to Greystone by the provisions of Subsection 12a. above.

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e.   Notwithstanding anything to the contrary provided in this Agreement, the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defenses or similar claims arising out of the same alleged acts or omissions giving rise to such claims, notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. In case such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall be obligated to reimburse the expenses and fees of one law firm which has been selected by a majority of the indemnified parties against which such action is finally brought. If a majority of such indemnified parties are unable to agree on which law firm for which expense and fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm or record representing an indemnified party against the action or claim. Notwithstanding anything contained herein to the contrary, an indemnified party may not without prior consent of the indemnifying party, settle or compromise any action brought against such indemnified party.

13.  SURVIVAL OF INDEMNITIES, WARRANTIES AND REPRESENTATIONS

     The indemnification provisions, and the representations and warranties contained in this Agreement shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and any successor of Mid American Alliance Corporation, agent or controlling person thereof shall be entitled to the benefit of the indemnification provision contained herein.

14.  ATTORNEY FEES

     In the event that any suit, action or other proceeding is brought to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to recover its reasonable attorney fees as shall be established by the trail or appellate court, at trail or on appeal.

15.  NOTICE

     All notices to be given hereunder shall be in writing and shall be deemed to be given when deposit in the United State mail, postage prepaid, registered or certified, return receipt requested to the parties as follows:

     The Company:                   Mid American Alliance Corporation
                                            813 W. Stadium Blvd.
                                            Suite A
                                            Jefferson City, MO 65109

     The Dealer:                            Greystone Securities, Inc.
                                            3816 S. Greystone Court
                                            Springfield, MO 65804


16.  MISCELLANEOUS

     a. This agreement has been made and is solely for the benefit of Greystone and Mid American Alliance Corporation and their respective successors and assigns and no other person; partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include any purchaser of the Shares merely as a result of the purchase.

     b. The representations and warranties herein made shall survive the sale of the Shares and shall continue in full force and effect, regardless of any investigation made by the party relying upon any such representation or warranty.

     c. In the case of any rescission of a sale of the Shares, Mid American Alliance Corporation retains the right of full rescission from Greystone to any and all commissions paid to Greystone related to the rescission.

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     d.     In construing the foregoing Agreement, the following shall be applicable:

            (i) The section heading set forth in this Agreement have been inserted as a matter of convenience and reference and are not intended to be nor shall they be construed as part of the Agreement.

            (ii) This Agreement may be executed in any number of counterparts, each of which, when taken together, shall be deemed the fully executed agreement between the parties.

            (iii) The validity, interpretation and construction of this
                  Agreement, its provisions and each party shall be governed by and construed in accordance with the laws of the State of Missouri.

     e. This Agreement expresses the entire understanding of the parties hereto with respect to the underwriting herein referenced. This agreement may not be amended or modified except by written instrument signed by both parties hereto.

     IN WITNESS WHEREOF, duly authorized agents of the parties have executed this Agreement as of the day and year first written above.


                                    MID AMERICAN ALLIANCE CORPORATION

                                    BY:  ___________________________
                                    HAROLD WOODWARD, PRESIDENT


                                    GREYSTONE SECURITIES, INC.

                                    BY:____________________________


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